Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:        Daniel Zeff

Date of Event Requiring Statement: June 24, 2004

Issuer Name and Ticker Symbol:     Document Science Corporation (DOCX)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Daniel Zeff with respect to the beneficial ownership of securities of Document Science Corporation.


ZEFF HOLDING COMPANY, LLC              ZEFF CAPITAL PARTNERS I, L.P

                                       By: Zeff Holding Company, LLC, as general
                                           partner

By: /s/ Daniel Zeff                        By: /s/ Daniel Zeff
    ---------------------------            ---------------------------
    Name: Daniel Zeff                      Name: Daniel Zeff
    Title: Manager                         Title: Manager


SPECTRUM GALAXY FUND LTD.

By: /s/ Dion R. Friedland
    ---------------------------
    Name: Dion R. Friedland
    Title: Director